Exhibit 99.1
Investor Relations Contact
Jonathan Vaas
Adobe
ir@adobe.com
Public Relations Contact
Lea Anna Cardwell
Adobe
cardwell@adobe.com
FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Strong Demand Across Creative Cloud and Document Cloud Drives Net New Digital Media ARR of $443 Million
SAN JOSE, Calif. - June 11, 2020 - Adobe (Nasdaq:ADBE) today reported financial results for its second quarter fiscal year 2020 ended May 29, 2020.
Second Quarter Fiscal Year 2020 Financial Highlights
•Adobe achieved record quarterly revenue of $3.13 billion in its second quarter of fiscal year 2020, which represents 14 percent year-over-year growth. Diluted earnings per share was $2.27 on a GAAP basis, and $2.45 on a non-GAAP basis.
•Digital Media segment revenue was $2.23 billion, which represents 18 percent year-over-year growth. Creative revenue grew to $1.87 billion and Document Cloud revenue was $360 million. Digital Media Annualized Recurring Revenue (“ARR”) grew to $9.17 billion exiting the quarter, a quarter-over-quarter increase of $443 million. Creative ARR grew to $7.93 billion, and Document Cloud ARR grew to $1.24 billion.
•Digital Experience segment revenue was $826 million, representing 5 percent year-over-year growth. Digital Experience subscription revenue was $707 million, representing 8 percent year-over-year growth. Digital Experience subscription revenue, excluding Advertising Cloud revenue, grew 18 percent year-over-year.
•GAAP operating income in the second quarter was $1.02 billion, and non-GAAP operating income was $1.34 billion. GAAP net income was $1.10 billion, and non-GAAP net income was $1.19 billion.
•Cash flows from operations was $1.18 billion.
•Remaining Performance Obligation exiting the quarter was $9.92 billion.
•Adobe repurchased approximately 2.6 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Adobe’s strategy to empower customers to create the world’s content, automate critical document processes and enable enterprises to engage with their customers digitally, drove record revenue in Q2,” said Shantanu Narayen, president and CEO, Adobe. “The tectonic shift towards ‘all things digital’ across all customer segments globally will serve as a tailwind to our growth initiatives as we emerge from this crisis.”
"Adobe delivered another quarter of record revenue and expanding profitability despite the challenging environment, demonstrating the resiliency of our business model," said John Murphy, executive vice president and CFO, Adobe. "We drove record Digital Media net new ARR for a Q2, highlighting how mission-critical creative and document solutions are in engaging remotely.”

Advertising Cloud Update
Adobe also announced that given the macroeconomic environment, it significantly accelerated in Q2 its previously stated strategy of eliminating low-margin Advertising Cloud transaction-driven offerings. The company will continue to offer its Advertising Cloud software solutions. The macroeconomic environment and this strategic shift impacted Advertising Cloud targeted revenue in Q2 by approximately $50 million.
Adobe Provides Third Quarter Financial Targets
Adobe today is providing third quarter financial targets factoring current macroeconomic conditions, continued impacts of the pandemic, typical Q3 summer seasonality and its updated strategy for Advertising Cloud.
The following table summarizes Adobe’s third quarter fiscal year 2020 targets.

Total revenue	Approximately $3.15 billion
Digital Media segment revenue	Approximately 16 percent year-over-year growth
Digital media annualized recurring revenue (ARR)	Approximately $340 million of net new ARR
Digital Experience segment revenue	Flat year-over-year
Digital Experience subscription revenue	~5% year-over-year growth	~14% year-over-year growth (excluding Advertising Cloud)
Tax rate	GAAP: ~10 percent	Non-GAAP: ~10 percent
Share count	~485 million shares
Earnings per share	GAAP: ~$1.78	Non-GAAP: ~$2.40
In light of the macroeconomic environment and the strategic shifts for Advertising Cloud, Adobe is withdrawing the annual fiscal 2020 targets provided in December 2019.
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2020 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the effects of the COVID-19 pandemic on our business and results of operations, market trends, customer success, revenue, profitability, operating margin, seasonality, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, macroeconomic conditions and economic impact of the COVID-19 pandemic, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2019 ended Nov. 29, 2019, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2020.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended May 29, 2020, which Adobe expects to file in June 2020. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 29, 2020	May 31, 2019	May 29, 2020	May 31, 2019
Revenue:
Subscription	$2,874	$2,456	$5,699	$4,761
Product	128	153	271	323
Services and support	126	135	249	261
Total revenue	3,128	2,744	6,219	5,345

Cost of revenue:
Subscription	317	296	672	585
Product	9	9	16	21
Services and support	89	102	179	199
Total cost of revenue	415	407	867	805

Gross profit	2,713	2,337	5,352	4,540

Operating expenses:
Research and development	532	476	1,064	941
Sales and marketing	901	849	1,758	1,630
General and administrative	224	219	495	435
Amortization of intangibles	40	43	82	90
Total operating expenses	1,697	1,587	3,399	3,096

Operating income	1,016	750	1,953	1,444

Non-operating income (expense):
Interest expense	(28)	(40)	(61)	(81)
Investment gains (losses), net	—	(1)	(3)	43
Other income (expense), net	12	2	30	7
Total non-operating income (expense), net	(16)	(39)	(34)	(31)
Income before income taxes	1,000	711	1,919	1,413
Provision for (benefit from) income taxes	(100)	78	(136)	106
Net income	$1,100	$633	$2,055	$1,307
Basic net income per share	$2.28	$1.30	$4.26	$2.68
Shares used to compute basic net income per share	481	488	482	488
Diluted net income per share	$2.27	$1.29	$4.23	$2.65
Shares used to compute diluted net income per share	485	492	486	493

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	May 29, 2020	November 29, 2019
ASSETS

Current assets:
Cash and cash equivalents	$3,044	$2,650
Short-term investments	1,307	1,527
Trade receivables, net of allowances for doubtful accounts of $22 and $10, respectively	1,366	1,535
Prepaid expenses and other current assets	932	783
Total current assets	6,649	6,495

Property and equipment, net	1,387	1,293
Operating lease right-of-use assets, net	489	—
Goodwill	10,695	10,691
Other intangibles, net	1,535	1,721
Deferred income taxes	231	—
Other assets	617	562
Total assets	$21,603	$20,762

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$289	$209
Accrued expenses	1,303	1,399
Debt	—	3,149
Deferred revenue	3,321	3,378
Income taxes payable	166	56
Operating lease liabilities	85	—
Total current liabilities	5,164	8,191

Long-term liabilities:
Debt	4,114	989
Deferred revenue	140	123
Income taxes payable	503	616
Deferred income taxes	107	140
Operating lease liabilities	498	—
Other liabilities	196	173
Total liabilities	10,722	10,232

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	6,892	6,504
Retained earnings	16,428	14,829
Accumulated other comprehensive income (loss)	(195)	(188)
Treasury stock, at cost	(12,244)	(10,615)
Total stockholders’ equity	10,881	10,530
Total liabilities and stockholders’ equity	$21,603	$20,762

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	May 29, 2020	May 31, 2019
Cash flows from operating activities:
Net income	$1,100	$633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	188	188
Stock-based compensation	227	204
Unrealized investment (gains) losses, net	(1)	2
Other non-cash adjustments	(137)	9
Changes in deferred revenue	(154)	(84)
Changes in other operating assets and liabilities	(39)	157
Net cash provided by operating activities	1,184	1,109

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	176	100
Purchases of property and equipment	(96)	(85)
Purchases and sales of long-term investments, intangibles and other assets, net	—	(5)
Net cash provided by investing activities	80	10

Cash flows from financing activities:
Purchases of treasury stock	(850)	(750)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock re-issuances	(53)	(22)
Other financing activities, net	2	—
Net cash used for financing activities	(901)	(772)
Effect of exchange rate changes on cash and cash equivalents	(7)	(3)
Net increase in cash and cash equivalents	356	344
Cash and cash equivalents at beginning of period	2,688	1,739
Cash and cash equivalents at end of period	$3,044	$2,083

Non-GAAP Results
(In millions, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	May 29, 2020	May 31, 2019	February 28, 2020
Operating income:

GAAP operating income	$1,016	$750	$937
Stock-based and deferred compensation expense	227	204	214
Amortization of intangibles	92	96	94
Non-GAAP operating income	$1,335	$1,050	$1,245

Net income:

GAAP net income	$1,100	$633	$955
Stock-based and deferred compensation expense	227	204	214
Amortization of intangibles	92	96	94
Investment (gains) losses, net	—	1	3
Income tax adjustments	(232)	(33)	(159)
Non-GAAP net income	$1,187	$901	$1,107

Diluted net income per share:

GAAP diluted net income per share	$2.27	$1.29	$1.96
Stock-based and deferred compensation expense	0.47	0.41	0.44
Amortization of intangibles	0.19	0.20	0.19
Investment (gains) losses, net	—	—	0.01
Income tax adjustments	(0.48)	(0.07)	(0.33)
Non-GAAP diluted net income per share	$2.45	$1.83	$2.27

Shares used in computing diluted net income per share	485	492	488

Non-GAAP Results (continued)
The following table shows Adobe's second quarter fiscal year 2020 GAAP tax rate reconciled to the non-GAAP tax rate included in this release.

Second Quarter Fiscal 2020
Effective income tax rate:

GAAP effective income tax rate	(10.0)%
Trading structure change	22.5
Income tax adjustments	(1.0)
Stock-based and deferred compensation expense	(1.1)
Amortization of intangibles	(0.4)
Non-GAAP effective income tax rate	10.0%

Reconciliation of GAAP to Non-GAAP Financial Targets
(Shares in millions)
The following table shows Adobe's third quarter fiscal year 2020 GAAP earnings per share target reconciled to the non-GAAP financial target included in this release.

Third Quarter Fiscal 2020
Diluted net income per share:

GAAP diluted net income per share	$1.78
Stock-based and deferred compensation expense	0.50
Amortization of intangibles	0.19
Income tax adjustments	(0.07)
Non-GAAP diluted net income per share	$2.40

Shares used to compute diluted net income per share	485

Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.